Exhibit 99.15

ARRAN TWO LIMITED
SERIES 00-C
AGGREGATE STATEMENT OF
PRINCIPAL AND INTEREST DISTRIBUTIONS TO NOTEHOLDERS

-----------------------------------------------------------------------------------------------------------------------
Summary Investor Interest and Adjusted Investor Interest

-----------------------------------------------------------------------------------------------------------------------
                                                                Total         Class A        Class B        Class C
Investor Interest at 1 January 2005                          495,505,063     433,566,930     29,730,304     32,207,829

Principal Payments made to Loan Note Issuer                 (495,505,063)   (433,566,930)   (29,730,304)   (32,207,829)

Charge Offs/Reallocations                                             --              --             --             --

Investor Interest at 31 December 2005                                  0               0              0              0

Series Collection Account - PC Ledger                                 --              --             --             --

Balance on Principal Funding Account                                  --              --             --             --

Adjusted Investor Interest                                            --              --             --             --

-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Loan Note Debt Amount

-----------------------------------------------------------------------------------------------------------------------
                                                                Total         Class A        Class B        Class C
Debt amount brought forward                                  495,505,063     433,566,930     29,730,304     32,207,829

Interest accrued                                              18,748,527      16,208,636      1,160,772      1,379,118

Interest paid                                                (18,748,527)    (16,208,636)    (1,160,772)    (1,379,118)

Principal Payments made to Issuer                           (495,505,063)   (433,566,930)   (29,730,304)   (32,207,829)

Debt amount carried forward                                            0               0              0              0

-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Arran One Bonds (in US Dollars)

-----------------------------------------------------------------------------------------------------------------------
                                                                 Total         Class A        Class B        Class C
Outstanding Amount brought forward                           700,000,000     612,500,000     42,000,000     45,500,000

Interest accrued                                              17,014,278      14,607,785      1,072,003      1,334,490

Interest paid                                                (17,014,278)    (14,607,785)    (1,072,003)    (1,334,490)

Principal Payments made to Issuer                            700,000,000     612,500,000     42,000,000     45,500,000

Debt amount carried forward                                            0               0              0              0

Pool Factor brought forward                                          100%            100%           100%           100%

Pool Factor carried forward                                            0               0              0              0
-----------------------------------------------------------------------------------------------------------------------